Exhibit 23.1
                                  ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.'s 333-83551, 333-99979 and 333-104165) and Form
S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-53542, 33-64323, 333-38166 and
333-39584) of Unit Corporation, of our report dated February 18, 2004, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Tulsa, Oklahoma
March 15, 2004